EXHIBIT AND FINANCIAL STATEMENTS FILED BY EDGAR


               Exhibit:

                              G    -    Financial Data Schedule

               Financial Statements:

                              1    -    GPU  Consolidated  Balance  Sheets,
                                        actual  and pro  forma, as  at June
                                        30,  1995  and Consolidated  State-
                                        ments   of   Income  and   Retained
                                        Earnings, actual and pro forma, for
                                        the  twelve  months ended  June 30,
                                        1995; pro forma journal entries.

                              2    -    GPU  (Corporate)   Balance  Sheets,
                                        actual  and pro  forma, as  at June
                                        30,    1995     and    Consolidated
                                        Statements  of Income  and Retained
                                        Earnings, actual and pro forma, for
                                        the  twelve  months ended  June 30,
                                        1995; pro forma journal entries.